10-12B 1 Form10.htm

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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 10
GENERAL FORM FOR REGISTRATION OF SECURITIES
Pursuant to Section 12(b) or (g) of The Securities Exchange Act of 1934

(Exact name of registrant as specified in its charter) MICHAEL ANTHONY ANGUS (State or other jurisdiction of incorporation or organization) NEW YORK (I.R.S. Employer Identification No.) C34967505/0034967505
(Address of principal executive offices) 1061 DEKALB AVE, NEW YORK
(Zip Code) 11221
Registrants telephone number, including area code 917-456-2838
Securities to be registered pursuant to Section 12(b) of the Act:
Title of each class
to be so registered
NONE
Name of each exchange on which
each class is to be registered
NONE
Securities to be registered pursuant to Section 12(g) of the Act:
(Title of class) SS TRUST C34967505 / 0034967505
Certification of Birth 156-87-309966
(Title of class) TREASURY BONDS / ADR / FRN TREASURY BONDS / ADR / FRN


Indicate by check mark whether the registrant is a large accelerated filer X, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company.
See the definitions of large accelerated filer, accelerated filer, smaller reporting company, and emerging growth company in Rule 12b-2 of the Exchange Act.
Large accelerated filer X , Accelerated filer
Non-accelerated filer Smaller reporting company
Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ..Financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
Persons who respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control SEC 1396 (11-18) number.

INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 1. Business.
Furnish the information required by Item 101 of Regulation S-K (229.101 of this chapter).
Item 1A. Risk Factors.
Set forth, under the caption Risk Factors, where appropriate, the risk factors described in Item 503(c) of Regulation S-K (229.503(c) of this chapter)
 applicable to the registrant. Provide any discussion of risk factors in plain English in accordance with Rule 421(d) of the Securities Act of 1933 (230.421(d) of this chapter).
Smaller reporting companies are not required to provide the information required by this item.
Item 2. Financial Information.
Furnish the information required by Items 301, 303,
 and 305 of Regulation S-K (229.301, 229.303, and
229.305 of this chapter).
Item 3. Properties.
Furnish the information required by
Item 102 of Regulation
S-K (229.102 of this chapter).
Item 4. Security Ownership of Certain Beneficial Owners and Management. Furnish the information required by Item 403 of Regulation S-K (229.403 of this chapter).
Item 5. Directors and Executive Officers.
Furnish the information required by Item
401 of Regulation S-K (229.401 of this chapter).
Item 6. Executive Compensation.
Furnish the information required by
Item 402
of Regulation S-K
(229.402 of this chapter) and paragraph (e)(4) of Item
407 of Regulation S-K (229.407 of this chapter).
Item 7. Certain Relationships and Related Transactions, and Director Independence.
Furnish the information required by Item 404 of Regulation
S-K (229.404 of this chapter) and Item 407(a) of Regulation S-K (229.407(a) of this chapter).
Item 8. Legal Proceedings.
Furnish the information required by Item 103 of Regulation S-K (229.103 of this chapter).
Item 9. Market Price of and Dividends on the
Registrants Common Equity and Related Stockholder Matters.
Furnish the information required by Item 201 of Regulation
S-K (229.201 of this chapter).
Item 10. Recent Sales of Unregistered Securities.
Furnish the information required by item 701 of Regulation S-K (229.701 of this chapter).
Item 11. Description of Registrant s Securities to be Registered. Furnish the information required by Item 202 of Regulation
S-K (229.202 of this chapter). If the class of securities to be registered will trade in the form of American Depositary
Receipts, furnish Item 202(f) disclosure for such American
Depositary Receipts as well.
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Item 12. Indemnification of Directors and Officers.
Furnish the information required by Item 702 of Regulation
S-K (229.702 of this chapter).
Item 13. Financial Statements and Supplementary Data.
Furnish all Financial statements required by Regulation
S-X and the supplementary Financial information required by Item 302 of Regulation S-K (229.302 of this chapter).
Smaller reporting companies may provide the Financial information required by Article 8 of Regulation S-X in lieu of the information required by other parts of Regulation S-X.
Item 14. Changes in and Disagreements with Accountants on
Accounting and Financial Disclosure.
Furnish the information required by Item 304 of Regulation
S-K (229.304 of this chapter).
Item 15. Financial Statements and Exhibits.
(a) List separately all Financial statements filled as part of the registration statement.
(b) Furnish the exhibits required by Item 601 of Regulation
S-K (229.601 of this chapter).
SIGNATURES
Pursuant to the requirements of Section 12 of the Securities
Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

(Registrant) MICHAEL ANTHONY ANGUS
Date: 01-28-2021  By: /s/ Angus, Michael Angus
(Signature)*
*Print name and title of the signing officer under his signature.
Angus, Michael Anthony. principal/authorized signatory

GENERAL INSTRUCTIONS
A. Rule as to Use of Form 10.
Form 10 shall be used for registration pursuant to
Section 12(b) or (g) of the Securities Exchange Act of 1934 of classes of securities of issuers for which no other form is prescribed.
B. Application of General Rules and Regulations.
(a) The General Rules and Regulations under the Act contain certain general requirements which are applicable to registration on any form.
These general requirements should be carefully read and observed in the preparation and ..ling of registration statements on this form.
(b) Particular attention is directed to
Regulation 12B [17 CFR 240.12b-1 - 240.12b-36]
which contains general requirements
regarding matters such as the kind and size of paper to be used, the legibility of the registration statement, the information to be given whenever the title of securities is required to be stated, and the ..ling of the registration statement. The definitions contained in Rule 12b-2 [17 CFR 240.12b-2] should be especially noted.
C. Preparation of Registration Statement.
(a) This form is not to be used as a blank form to be filled in, but only as a guide in the preparation of the registration statement on paper meeting the requirements of Rule 12b-12
[17 CFR 240.12b-12]. The registration statement shall contain the item
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numbers and captions, but the text of the items may
be omitted. The answers to the items shall be prepared in the manner specified in Rule 12b-13 [17 CFR 240.12b-13].
(b) Unless otherwise stated, the information required shall be given as of a date reasonably close to the date of filing the registration
statement.
(c) Attention is directed to Rule 12b-20 [17 CFR 240.12b-20] which states: In addition to the information expressly required to be included in a statement or report, there shall be added such further material information, if any, as may be necessary to make the required statements, in light of the circumstances under which they are made, not misleading.
D. Signature and Filing of Registration Statement.
Three complete copies of the registration statement, including financial statements, exhibits and all other papers and documents filled as a part thereof, and five additional copies which need not include exhibits, shall be filled with the Commission. At least one complete copy of the registration statement, including financial statements, exhibits and all other papers and documents filled as a part thereof, shall be filled with each exchange on which any class of securities is to be registered. At least one complete copy of the registration statement filled with the Commission and one such copy ..led with each exchange shall be manually signed.
Copies not manually signed shall bear typed or printed signatures.
E. Omission of Information Regarding Foreign Subsidiaries.
Information required by any item or other requirement of this form with respect to any foreign subsidiary may be omitted to the extent that the required disclosure would be detrimental to the registrant. However, financial statements, otherwise required, shall not be omitted pursuant to this instruction. Where information is omitted pursuant to this instruction, a statement shall be made that such information has been omitted and the names of the subsidiaries involved shall be separately furnished to the Commission. The
Commission may, in its discretion, call for justification that the required disclosure would be detrimental.
F. Incorporation by Reference.
Attention is directed to Rule 12b-23 [17 CFR 240.12b-23] which provides for the incorporation by reference of information contained in certain documents in answer or partial answer to any item of a registration statement.
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